Exhibit 10.5.7

                                                   Adopted by Board of Directors
                                                                November 4, 2004

                                  AMENDMENT #2
                                       TO
                            THE AMENDED AND RESTATED
                        CBL & ASSOCIATES PROPERTIES, INC.
                              STOCK INCENTIVE PLAN


     WHEREAS, the CBL & Associates Properties, Inc. 1993 Stock Incentive Plan was adopted by the Company on October 27, 1993, as amended by Amendment No. 1 on May 1, 1996, by Amendment No. 2 on May 3, 2000 and by Amendment No. 3 on May 7, 2002 (collectively, the "Initial Plan");

     WHEREAS, pursuant to the recommendation of the Board of Directors of the Company, the Company's stockholders, on May 5, 2003, adopted the Amended and Restated CBL & Associates Properties, Inc. Stock Incentive Plan (the "Amended and Restated Plan") and the Initial Plan was thereupon amended and restated on the terms of the Amended and Restated Plan; and

     WHEREAS, pursuant to the recommendation of the Compensation Committee, the Board of Directors of the Company adopted that certain Amendment #1 to the Amended and Restated Plan to authorize the granting of up to 100 shares of restricted Common Stock to the Non-Employee Directors of the Company in lieu of annual grants of stock options in order to allow for greater flexibility in the determination of compensation for Non-Employee Directors; and

     WHEREAS, the Board of Directors of the Company has deemed it advisable to further amend the Amended and Restated Plan to increase the number of shares of restricted Common Stock that may be granted to the Non-Employee Directors in lieu of annual grants of stock options; and

     WHEREAS, the Board of Directors has received the advice of counsel that the amendment of the Amended and Restated Plan on the terms set forth herein should not be deemed a "material" amendment requiring the approval of the Company's stockholders.

     Pursuant to the determination of the Board of Directors of the Company and by resolution dated November 4, 2004, the Amended and Restated Plan is further amended by deleting the number "100" in Section 13(a)(ii) of the Amended and Restated Plan, as amended, and inserting in lieu thereof the number "500". Subparagraph (ii) of Section 13(a) of the Amended and Restated Plan shall now read in its entirety as follows:

          (ii) Non-Employee Director Shares, as defined below, in an amount not to exceed 500 shares of Non-Employee Director Shares per grant per year.


All other terms and provisions of the Amended and Restated Plan, as amended, shall remain as stated therein and this Amendment #2 shall be effective as of November 4, 2004.